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EXHIBIT 99.1
The following sections of “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of
Operations” of the Annual Report on Form 10-K for the year ended December 31, 2025 (the “2025 Form 10-K”) of Ardent
Health, Inc., as filed with the Securities and Exchange Commission on March 16, 2026, are hereby revised as follows below.
All other information contained in the 2025 Form 10-K, including the other portions of Item 7 thereof, have not been updated or modified.

Supplemental Non-GAAP Information
We have included certain financial measures that have not been prepared in a manner that complies with U.S. generally accepted accounting principles (“GAAP”), including Adjusted EBITDA and Adjusted EBITDAR. We define these terms as follows:
Performance Measure
•“Adjusted EBITDA” is defined as net income plus (i) provision for income taxes, (ii) interest expense and (iii)
depreciation and amortization expense (or EBITDA), as adjusted to deduct noncontrolling interest earnings, and excludes the effects of loss on extinguishment and modification of debt; other non-operating (gains) losses;
Cybersecurity incident recoveries, net of incremental information technology and litigation costs; certain legal matters and related costs; restructuring, exit and acquisition-related costs; expenses incurred in connection with the implementation of our integrated health information technology system provided by Epic Systems; equity-based compensation expense; and loss (income) from disposed operations. See “Supplemental Non-GAAP Performance
Measure.”
Valuation Measure
•“Adjusted EBITDAR” is defined as Adjusted EBITDA further adjusted to add back rent expense payable to real estate investment trusts (“REITs”), which consists of rent expense pursuant to the Ventas Master Lease, lease agreements with Ventas for 18 medical office buildings and a lease arrangement with Medical Properties Trust, Inc.
(“MPT”) for Hackensack Meridian Mountainside Medical Center. See “Supplemental Non-GAAP Valuation
Measure.”
Supplemental Non-GAAP Performance Measure
Adjusted EBITDA is a non-GAAP performance measure used by our management and external users of our financial statements, such as investors, analysts, lenders, rating agencies and other interested parties, to evaluate companies in our industry.
Adjusted EBITDA is a performance measure that is not prepared in accordance with GAAP and is presented in this Annual
Report because our management considers it an important analytical indicator that is commonly used within the healthcare industry to evaluate financial performance and allocate resources. Further, our management believes that Adjusted EBITDA is a useful financial metric to assess our operating performance from period to period by excluding certain material non-cash items and unusual or non-recurring items that we do not expect to continue in the future and certain other adjustments we believe are not reflective of our ongoing operations and our performance.
Because not all companies use identical calculations, our presentation of the non-GAAP measure may not be comparable to other similarly titled measures of other companies.
While we believe this is a useful supplemental performance measure for investors and other users of our financial information, you should not consider the non-GAAP measure in isolation or as a substitute for net income or any other items calculated in accordance with GAAP. Adjusted EBITDA has inherent material limitations as a performance measure, because it adds back certain expenses to net income, resulting in those expenses not being taken into account in the performance measure. We have borrowed money, so interest expense is a necessary element of our costs. Because we have material capital
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and intangible assets, depreciation and amortization expense are necessary elements of our costs. Likewise, the payment of taxes is a necessary element of our operations. Because Adjusted EBITDA excludes these and other items, it has material limitations as a measure of our performance.
The following table presents a reconciliation of Adjusted EBITDA, a performance measure, to net income, determined in accordance with GAAP:

	Years Ended December 31,
(in thousands)	2025	2024	2023
Net income	$230,135	$299,708	$128,977
Adjusted EBITDA Addbacks:
Income tax expense	56,223	63,352	22,637
Interest expense	55,202	65,578	74,305
Depreciation and amortization	155,703	146,288	140,842
Noncontrolling interest earnings	(94,324)	(89,365)	(75,073)
Loss on extinguishment and modification of debt	7,344	3,388	—
Other non-operating losses (gains) (a)	1,130	(4,910)	(1,613)
Cybersecurity incident (recoveries) expenses, net (b)	(22,655)	(21,477)	8,495
Certain legal matters and related costs (c)	900	2,000	—
Restructuring, exit and acquisition-related costs (d)	13,276	12,751	13,553
Epic expenses (e)	4,837	3,173	1,781
Equity-based compensation	39,293	17,978	904
Loss (income) from disposed operations	207	9	(60)
Adjusted EBITDA	$447,271	$498,473	$314,748

(a)	Other non-operating losses (gains) include losses and gains realized on certain non-recurring events or events that are non-operational in nature.
(b)
Cybersecurity incident (recoveries) expenses, net represent insurance recovery proceeds, net of incremental information technology and litigation costs, related to a cybersecurity incident that impacted our operations and information technology systems in November 2023.

(c)
Certain legal matters and related costs represent external legal counsel costs and professional fees incurred in connection with the defense and resolution of specific, non-recurring litigation and regulatory matters that are not part of our ordinary course operations.  These amounts do not include costs associated with routine professional and general liability claims.

(d)
Restructuring, exit and acquisition-related costs represent (i) enterprise restructuring costs, including severance costs related to work force reductions of $10.3 million, $10.4 million, and $12.4 million for the years ended December 31, 2025, 2024, and 2023, respectively, (ii)
penalties and costs incurred for terminating pre-existing contracts at acquired facilities of $1.2 million, $0.8 million, and $0.7 million for the years ended December 31, 2025, 2024, and 2023, respectively, and (iii) third party professional fees and expenses  incurred in connection with potential and completed acquisitions of $1.8 million, $1.6 million, and $0.5 million for the years ended December 31, 2025, 2024, and
2023, respectively.

(e)
Epic expenses consist of various costs incurred in connection with the implementation of Epic, our health information technology system.
These costs included (i) professional fees of $2.1 million, $3.1 million, and $1.8 million for the years ended December 31, 2025, 2024, and
2023, respectively, (ii) salaries and benefits of $2.6 million and $0.1 million for the years ended December 31, 2025 and 2024, respectively, and (iii) other expenses related to one-time training and onboarding support costs of $0.1 million for the year ended December 31, 2025.
Epic expenses do not include ongoing operating costs of the Epic system.

Supplemental Non-GAAP Valuation Measure
Adjusted EBITDAR is a commonly used non-GAAP valuation measure used by our management, research analysts, investors and other interested parties to evaluate and compare the enterprise value of different companies in our industry.
Adjusted EBITDAR excludes: (1) certain material non-cash items and unusual or non-recurring items that we do not expect to continue in the future; (2) certain other adjustments that do not impact our enterprise value; and (3) rent expense payable to our REITs. We operate 30 acute care hospitals, 12 of which we lease from two REITs, Ventas and MPT, pursuant to long-
term lease agreements. Additionally, we lease 18 medical office buildings from Ventas pursuant to lease agreements with initial terms of 12 years and eight options to renew for additional five-year terms. Our management views the long-term lease agreements with Ventas and MPT, as more like financing arrangements than true operating leases, with the rent payable to such REITs being similar to interest expense. As a result, our capital structure is different than many of our competitors, especially those whose real estate portfolio is predominately owned and not leased. Excluding the rent payable to such REITs allows investors to compare our enterprise value to those of other healthcare companies without regard to differences in
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capital structures, leasing arrangements and geographic markets, which can vary significantly among companies. Our management also uses Adjusted EBITDAR as one measure in determining the value of prospective acquisitions or divestitures. Finally, financial covenants in certain of our lease agreements, including the Ventas Master Lease, use Adjusted
EBITDAR as a measure of compliance. Adjusted EBITDAR does not reflect our cash requirements for leasing commitments.
As such, our presentation of Adjusted EBITDAR should not be construed as a performance or liquidity measure.
Because not all companies use identical calculations, our presentation of the non-GAAP measure may not be comparable to other similarly titled measures of other companies.
While we believe this is a useful supplemental valuation measure for investors and other users of our financial information, you should not consider the non-GAAP measure in isolation or as a substitute for net income or any other items calculated in accordance with GAAP. Adjusted EBITDAR has inherent material limitations as a valuation measure, because it adds back certain expenses to net income, resulting in those expenses not being taken into account in the valuation measure. The payment rent is a necessary element of our valuation. Because Adjusted EBITDAR excludes this and other items, it has material limitations as a measure of our valuation.
The following table presents a reconciliation of Adjusted EBITDAR, a valuation measure, to net income, determined in accordance with GAAP:

	Three Months Ended December 31, 2025	Year Ended December 31, 2025
(in thousands)
Net income	$74,262	$230,135
Adjusted EBITDAR Addbacks:
Income tax expense	18,109	56,223
Interest expense	12,383	55,202
Depreciation and amortization	41,037	155,703
Noncontrolling interest earnings	(29,306)	(94,324)
Loss on extinguishment and modification of debt	—	7,344
Other non-operating losses (a)	—	1,130
Cybersecurity incident recoveries, net (b)	—	(22,655)
Certain legal matters and related costs (c)	900	900
Restructuring, exit and acquisition-related costs (d)	5,332	13,276
Epic expenses (e)	1,933	4,837
Equity-based compensation	9,110	39,293
Loss from disposed operations	185	207
Rent expense payable to REITs (f)	41,786	164,308
Adjusted EBITDAR	$175,731	$611,579

(a)	Other non-operating losses include losses and gains realized on certain non-recurring events or events that are non-operational in nature.
(b)
Cybersecurity incident recoveries, net represent insurance recovery proceeds, net of incremental information technology and litigation costs, related to a cybersecurity incident that impacted our operations and information technology systems in November
2023.

(c)
Certain legal matters and related costs represent external legal counsel costs and professional fees incurred in connection with the defense and resolution of specific, non-recurring litigation and regulatory matters that are not part of our ordinary course operations.
These amounts do not include costs associated with routine professional and general liability claims.

(d)
Restructuring, exit and acquisition-related costs represent (i) enterprise restructuring costs, including severance costs related to work force reductions of $4.3 million and $10.3 million for the three months ended and year ended December 31, 2025, respectively, (ii)
penalties and costs incurred for terminating pre-existing contracts at acquired facilities of $0.8 million and $1.2 million for the three months ended and year ended December 31, 2025, respectively, and (iii) third party professional fees and expenses  incurred in connection with potential and completed acquisitions of $0.2 million and $1.8 million for the three months ended and year ended
December 31, 2025, respectively.

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(e)
Epic expenses consist of various costs incurred in connection with the implementation of Epic, our health information technology system. These costs included (i) professional fees of $0.6 million and $2.1 million for the three months ended and year ended
December 31, 2025, respectively, (ii) salaries and benefits of $1.3 million and $2.6 million for the three months ended and year ended December 31, 2025, respectively, and (iii) other expenses related to one-time training and onboarding support costs of $0.1 million for the year ended December 31, 2025. Epic expenses do not include ongoing operating costs of the Epic system.

(f)
Rent expense payable to REITs for the three months ended and year ended December 31, 2025 consists of rent expense of $38.9 million and $152.9 million, respectively, related to the Ventas Master Lease and other lease agreements with Ventas for medical office buildings and rent expense of $2.9 million and $11.4 million, respectively, related to a lease arrangement with MPT for the lease of Hackensack Meridian Mountainside Medical Center.